SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2005.

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 12, 2005, the registrant issued a press release to announce earnings for the fourth quarter and fiscal 2005. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 12, 2005 registrant held a conference call to discuss its results for the fourth quarter and fiscal 2005 as described in the press release attached hereto as Exhibit 99.1. During this conference call the registrant announced that it expected EBITDA for its first fiscal quarter of 2006 (the November quarter) to be in the range of negative $6 million to negative $8 million. Elimination of integration expenses, merger-related and restructuring charges and stock based compensation would result in a range of $24 million to $29 million.

A quantitative reconciliation of this forward-looking information to the most comparable GAAP financial measure is not currently available without unreasonable efforts because GAAP operating (loss) income information is not available on a forward looking basis due to, among other factors, forward-looking information with respect to elements of such a reconciliation, such as business operating performance and the timing of integration expenses, must be based on estimated ranges, the combination of which would result in an exaggerated range that would not provide investors with meaningful information.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

The exhibit listed below and in the accompanying Exhibit Index is furnished as a part of this current Report on form 8-K.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 12, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: October 12, 2005	By	/S/ JOHN VILLAS
John Villas, Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
99.1	Press Release, Dated October 12, 2005.